UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

JAMES CORL

EDWARD GLICKMAN

PETER LINNEMAN

JIM LOZIER

KENNETH SHEA

EGI-CW HOLDINGS, L.L.C.

DAVID HELFAND

SAMUEL ZELL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional Information Regarding the Solicitation

Corvex Management LP and Related Fund Management, LLC have filed a definitive solicitation statement with the Securities and Exchange Commission (the “SEC”) to (1) solicit consents to remove the entire board of trustees of CommonWealth REIT (the “Removal Proposal”), and (2) elect a slate of new trustees at a special meeting of shareholders that must be promptly called in the event that the Removal Proposal is successful. Investors and security holders are urged to read the definitive solicitation statement and other relevant documents because they contain important information regarding the solicitation. The definitive solicitation statement and all other relevant documents are available, free of charge, on the SEC’s website at www.sec.gov. Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the definitive solicitation statement filed with the SEC on January 28, 2014 and Supplement No. 1 filed with the SEC on February 13, 2014.

RESTORING WEALTH TO COMMONWEALTH Welcome Timeline Nominees Presentations Press Releases Corporate Governance Contact Timeline Corvex and Related Actions MARCH HOW TO VOTE CWH Actions March 12: Corvex and Related release presentation detai ling a case for a new beginning at CommonWealth March 5: Glass Lewis recommends Commonwealth Rill shareholders vote to remove the entire Board of Trustees March 5: Corvex and Related mail letter to shareholders regarding ISSs recommendation to remove the entire Board of Trustees FEBRUARY February 28: Institutional Shareholder Services (iSS) retom mends Commonwealth shareholders vote to remove the entire Board of Trustees February 24: Corvex and Related releasepresentation detail ing Portnoys’ record of distorting the truth February 18: Cwh sets formal record date for consent solicita tion as February 18, 2014 February 19: Corvex and Related issue letter to shareholders urging them to remove current value destructive trustees and Subsequently have the choice to eiect a new board under the leadership of Sam Zell February 18: Corvex and Related file presentation

RESTORING WEALTH TO COMMONWEALTH HOW TO VOTE Welcome Timeline Nominees Presentations Press Releases Corporate Governance Contact Presentations Date Description P3/12/2Q14 A New Beainnina 03/07/2014 The Portnovs Unsuccessfully Trv To Chanae Maryland Law 02/24/2014 The Portnov Wav: Distortlna The Truth 02/18/2014 The Choice Is Clear 02/13/2014 The Case for Chanae Now at CWH P2/06/2Q14 A Case Studv In ‘Worst-in-Class’ Coroorate Governance